UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 9, 2014 (September 4, 2014)

MEMORIAL PRODUCTION PARTNERS LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35364	90-0726667
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney, Suite 2100 Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 588-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Public Equity Offering

On September 4, 2014, Memorial Production Partners LP (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”), by and among the Partnership, Memorial Production Partners GP LLC (the “General Partner”) and Memorial Production Operating LLC (“Operating LLC” and, together with the Partnership and the General Partner, the “Partnership Parties”) and UBS Securities LLC and Raymond James & Associates, Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), providing for the offer and sale by the Partnership (the “Offering”), and purchase by the Underwriters, of 13,000,000 common units representing limited partner interests in the Partnership (the “Common Units”) at a price to the public of $22.29 per Common Unit. Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters a 30-day option to purchase up to an additional 1,950,000 Common Units on the same terms, which the Underwriters exercised in full on September 5, 2014. Closing of the Offering occurred on September 9, 2014. The net proceeds of the Offering, including proceeds from the Underwriters’ full exercise of their option to purchase additional Common Units and the General Partner’s proportionate capital contribution, and after deducting underwriting discounts and commissions but before estimated expenses, were approximately $321.9 million and were used to repay a portion of the borrowings outstanding under the Partnership’s revolving credit facility.

The Offering was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Partnership’s effective Registration Statement on Form S-3 (File No. 333-198560) (the “Registration Statement”). The material terms of the Offering are described in the prospectus supplement dated September 4, 2014 filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement”) and the accompanying prospectus dated September 3, 2014 constituting a part of the Registration Statement.

The Underwriting Agreement contains customary representations, warranties and agreements of each of the Partnership Parties and customary conditions to closing, obligations of the parties and termination provisions. The Partnership Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. The Underwriting Agreement contains representations, warranties and other provisions that were made or agreed to, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them. Accordingly, the Underwriting Agreement should not be relied upon as constituting a description of the state of affairs of any of the parties thereto or their affiliates at the time it was entered into or otherwise.

As more fully described under the caption “Underwriting—Conflicts of Interest” in the Prospectus Supplement, affiliates of certain of the Underwriters are lenders under the Partnership’s revolving credit facility and, accordingly, received a portion of the net proceeds from the Offering. The Underwriters and their affiliates may provide in the future investment banking, financial advisory or other financial services for the Partnership and its affiliates, for which they may receive advisory or transaction fees, as applicable, plus out-of-pocket expenses, of the nature and in amounts customary in the industry for these financial services.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 7.01.	Regulation FD Disclosure.

On September 4, 2014, the Partnership announced that it had priced the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including the attached Exhibit 99.1, is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Partnership filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated September 4, 2014, by and among Memorial Production Partners LP, Memorial Production Partners GP LLC and Memorial Production Operating LLC and UBS Securities LLC and Raymond James & Associates, Inc. as representatives of the several underwriters named therein

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding the legality of the Common Units

8.1	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding certain federal income tax matters

23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1 hereto)

23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 8.1 hereto)

99.1	Press release dated September 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL PRODUCTION PARTNERS LP

	By:	Memorial Production Partners GP LLC, its general partner

Date: September 9, 2014	By:	/s/ Kyle N. Roane
Kyle N. Roane
Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated September 4, 2014, by and among Memorial Production Partners LP, Memorial Production Partners GP LLC and Memorial Production Operating LLC and UBS Securities LLC and Raymond James & Associates, Inc. as representatives of the several underwriters named therein

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding the legality of the Common Units

8.1	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding certain federal income tax matters

23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1 hereto)

23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 8.1 hereto)

99.1	Press release dated September 4, 2014